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                                                                  Exhibit (g)(5)

                                     649-2-0

                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED April 1, 1990

                                     between

               IDS LIFE INSURANCE COMPANY, Minneapolis, Minnesota

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                     This Addendum is Effective May 1, 1992

I.    ADDITION OF LIFE PROTECTION PLUS PLAN

      Effective May 1, 1992, reinsurance required by IDS LIFE INSURANCE COMPANY on the policy plan and riders listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                           LIFE PROTECTION PLUS (LPP)
                            OTHER INSURED RIDER (OIR)
                       WAIVER OF MONTHLY DEDUCTIONS (WMD)

      Exhibit B of this Agreement is hereby replaced by the attached Exhibit B which now includes the above plan and riders in the list of plans covered.

      The cover page for Exhibit C of this Agreement is hereby replaced by the attached Exhibit C cover page which now includes the pay percentages for Life Protection Plus and accompanying Other Insured Rider.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                                     IDS LIFE INSURANCE COMPANY

By: [ILLEGIBLE]                      By: [ILLEGIBLE]
   ------------------------------       ------------------------------------
Title: VP - FINANCE                  Title: VP - INSURANCE PRODUCT DEVELOPMENT
Date: May 20, 1992

                                     [name of reinsurance company]

By: [signature]                      By:  [signature]
Title: [title]                       Title: [title]
Date: May 13, 1992


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                                    EXHIBIT B

                             POLICY PLANS REINSURED

Effective Date

April 1, 1990   Universal Life

                   Base plans: UL25, UL100, UL500, VUL, EUL25, and EUL100
                   Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions (WMD)

                   UL100 and UL500 policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool

               Fixed Premium, Fixed Benefit Whole Life

                   Base plan: Whole Life
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

               Level Benefit Term Insurance

                   Base plans: YRT, YRT-7 and 10 Year Renewable Term
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

               Decreasing Benefit Term Insurance

                   Base plans: ART and Mortgage Term
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

May 1, 1991    VUL-350

May 1, 1992    Life Protection Plus (LPP)
               Other Insured Rider (OIR)
               Waiver of Monthly Deductions (WMD)

               LPP policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool.

(Rev. 5-1-92)

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                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

       The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the pay percentages listed below:

                 Covered plans and OIR and ART Riders other than
                    Life Protection Plus and accompanying OIR

                Policy Year                                         Percentage
                -----------                                         ----------
                     1                                             [percentage]
                 2 & After                                         [percentage]

                    Life Protection Plus and accompanying OIR

                Policy Year                                         Percentage
                -----------                                         ----------
                     1                                             [percentage]
                 2 & After                                         [percentage]

       For substandard table ratings, the premiums will be increased by [percentage] per table.

       For permanent flat extra premiums (payable for six years or more) the premium due will be zero in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premiums payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

Waiver of Premium Benefits

       The premium to be paid for reinsurance of Waiver of Premium benefits will be the premium charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

(Rev. 5-1-92)